Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE (“Agreement”), is made and entered into by and between Cycle Country Accessories Corp. (“Company”) and Jeffrey M. Tetzlaff (“Employee”) on the dates written below.

W I T N E S S E T H:

WHEREAS, pursuant to an Employment Agreement between the Company and Employee dated July 1, 2010, (the “Employment Agreement”), Employee has been employed by the Company, most recently as its Chief Executive Officer; and President, and

WHEREAS, in connection with a mutually desired management transition, Employee will be separated from the employment of the Company effective December 31, 2010; and

WHEREAS, the Company and Employee wish to resolve all matters and issues between them arising from or relating to Employee’s employment by the Company and Employee’s separation from employment by the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employee and the Company hereby agree as follows:

ARTICLE I

CONSIDERATION

Section 1.1.  Separation from Employment.  Employee will be separated from the employment of the Company effective December 31, 2010 (the “Date of Separation”).

Section 1.2.  Severance Amount and Payments.  In consideration of all amounts owed to Employee for his unpaid signing bonus, amounts due for accrued but unpaid time off, consideration for transfer of shares of stock as provided in Section 1.5 and as a severance payment in connection with the termination of the Employment Agreement, the Company shall pay Employee the sum of $240,000 in equal monthly installments of $10,000 per month for twenty-four (24) consecutive months.  All such payments shall be paid on the fifteenth (15th) day of the month, commencing January 15, 2011, and continuing through December 15, 2012.  All such amounts shall be paid, less applicable payroll taxes and withholdings.

Section 1.3.  Benefit Continuation.  The Company will provide Employee with the medical benefits he was receiving prior to the Date of Separation, on the same basis as such benefits were provided prior to the Date of Separation, through and including December 31, 2012. Thereafter, Employee shall be entitled to continuation of coverage under the Company’s health/medical insurance plan pursuant to any rights he may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended; Internal Revenue Code §4980(B)(f).

Section 1.4.  [Intentionally Omitted].

Section 1.5.  Restricted Stock.  Effective as of the expiration of the revocation period described below, Employee shall assign, set over and convey unto the Company the 402,323 shares of stock which were granted to the Employee (and in which he vested) pursuant to the Employment Agreement.  In addition the remaining 603,486 shares of stock granted to Employee (subject to forfeiture) will be forfeited upon expiration of the revocation period provided Employee does not revoke this Agreement.  Employee will execute a assignment separate from certificate in form and substance reasonably requested by the Company.

Section 1.6.   Business Expenses.  The Company will reimburse the Employee for all business related expenses that were incurred prior to the Date of Separation.

Section 1.7.  Tax Penalty and Interest Expense.  The Company will reimburse the Employee for the costs of preparing the amended return and any/all penalties and interest related to amending the Employee’s 2009 Income Tax filing.  The amendment, recommended by the Company’s auditors, is due to the fact that the Company provided the Employee with an incorrect 2009 W-2.

Section 1.8.  Directors and Officers Insurance.  Employee shall be entitled to coverage for his acts or omissions during the time when Employee functioned as an officer or director of the Company in accordance with the terms and conditions of all applicable insurance policies procured by the Company and in existence up to the Effective Date of this Agreement, subject to all applicable exclusions.  The Company covenants that it will renew or obtain directors and officers insurance after the date of this Agreement which is comparable in scope to the insurance the Company maintained in 2010, with the exception of coverage for actions relating to the acts of Lowell G. Hancher, Jr. as further set forth in a Form 8-K report filed by the Company with the United States Securities and Exchange Commission on January 8, 2010, for which no directors and officers coverage shall be provided.

Section 1.9.  Adequacy of Consideration.  Employee hereby agrees and acknowledges that the items described in Sections 1.1, 1.2, 1.3, 1.5 and 2.2 of this Agreement are over and above any entitlements, severance or otherwise, that he may have by reason of his separation from employment with the Company, and that such payments and amounts constitute adequate consideration for all of Employee’s covenants and obligations set forth herein, including, but not limited to, the Release of Claims set forth in Article II of this Agreement.

ARTICLE II

RELEASE OF CLAIMS

Section 2.1.  Employee’s Release.  In consideration of the promises and agreements set forth herein, Employee does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its subsidiaries, divisions, and affiliated businesses, direct or indirect, if any, together with its and their respective officers, directors, shareholders, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, the “Company Entities”) of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to Title VII of The Civil Rights Act of 1964 as amended, ERISA, The Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Iowa Civil Rights Act, breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney’s fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, all employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, degradation, humiliation, that Employee might now have or may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of the Company or any of its directors, officers, shareholders, employees and/or agents arising out of Employee’s employment and termination from employment, and which have occurred prior to the Effective Date of this Agreement, except those matters specifically set forth herein and except for any pension or retirement benefits which may have vested on Employee’s behalf, if any. Notwithstanding the foregoing, nothing herein shall be construed to release any claim or obligation arising under this Agreement, or the obligation of the Company to indemnify or advance expenses pursuant to the Indemnification Agreement, any director and officer or other insurance coverage of the Company, the general corporate laws of any applicable jurisdiction, the Company’s articles of incorporation, by-laws, code of regulations or other charter documents, or any other agreement between the Company and Employee.

Section 2.2. Release by Company.  Cycle Country Accessories Corp. and its subsidiaries (the “Company”) fully and unconditionally release all claims that the Company has or may have up through the date of this Agreement, known or unknown, against Employee, and his heirs successors and assigns, arising out of or in any way connected with, directly or indirectly, any acts or omissions of Employee or the Company or any of its directors, officers, shareholders, employees and/or agents, except for those claims of the Company which are listed herein, none of which are released or in any way affected by this Agreement. Notwithstanding the aforementioned release, the Company maintains and does not release, and this Agreement does not release, any claims, rights or causes of action owned or held by the Company, whether now existing or which arise in the future, and which are based on or relate to any violations or non-compliance by Employee of any provisions of the federal or state securities laws, any willful or intentional breach by Employee of any fiduciary duty owed to the Company or its shareholders, and any claims under federal or state law for clawbacks of compensation or other benefits received by Employee as a result of his status as an officer or director of a public company.  Nothing herein affects Employee’s rights to be indemnified by the Company pursuant to state law or the Company’s articles or by--laws for his acts or omissions while an officer and director of the Company.

Section 2.3.  Older Workers Benefit Protection Act (“OWBPA”).  Employee recognizes and understands that, by executing this Agreement, he shall be releasing the Company Entities from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement.  In other words, Employee will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by his signing this Agreement.

Section 2.4.  Consideration Period.  The Company hereby notifies Employee of his right to consult with his chosen legal counsel before signing this Agreement.  The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Employee’s execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.

Notwithstanding the fact that the Company has allowed Employee twenty-one (21) days to consider this Agreement, Employee may elect to execute this Agreement prior to the end of such 21-day period.  If Employee elects to execute this Agreement prior to the end of such 21-day period, then by his signature below, Employee represents that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated employee executing this Agreement prior to end of such 21-day consideration period.

Section 2.5.  Revocation Period.  Both the Company and Employee agree and recognize that, for a period of seven (7) calendar days following Employee’s execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Paul DeShaw, Cycle Country Accessories Corp., 1701 38th Ave., West, Spencer, IA 51301, delivered or postmarked within such seven (7) day period.  In the event Employee so revokes this Agreement, each party will receive only those entitlements and/or benefits that he/it would have received regardless of this Agreement.

Section 2.6.  Acknowledgments.  Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement, that Employee has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce Employee to enter into this Agreement, other than as specifically set forth herein and that Employee is fully competent to enter into this Agreement and has not been pressured, coerced or otherwise unduly influenced to enter into this Agreement and that Employee has voluntarily entered into this Agreement of Employee’s own free will.

ARTICLE III

OTHER OBLIGATIONS OF EMPLOYEE

Section 3.1.  Company Property.  On or before the expiration of the Revocation Period, Employee shall return the original and all copies of all property belonging to the Company, including all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, credit cards, identification, products, access cards, automobiles and all other property relating in any way to the business of the Company.

Section 3.2.  Non-Disparagement.  Employee and the Company each agree that they will not defame, disparage, criticize or otherwise speak of the other party or their products, services, subsidiaries, divisions, parents, affiliates, successors, predecessors, or current or former employees, managers, directors, officers or agents in a negative, derogatory or unflattering manner.  Further, Employee and the Company agree that under no circumstances may they disclose or cause to be disclosed to the media any material, negative or detrimental information relating to the other party or their products, services, subsidiaries, divisions, affiliates, parents, successors or current or former officers, directors, employees, managers or agents.

Section 3.3.  Confidential Information.  Employee will not, directly or indirectly, disclose any confidential or proprietary information which he obtained or developed during his employment with the Company to any person, firm, corporation, association or other entity, unless otherwise required to do so by law.  Employee further agrees he will not utilize the trade secrets or confidential or proprietary information of the Company for his own benefit or for the benefit of any other entity, regardless of whether such entity may be then a competitor of the Company.  Employee shall return to the Company any and all confidential or proprietary information as herein described, together with all copies of such information which Employee may have acquired or developed during his employment with the Company, as well as any other property of the Company, regardless of the confidential or proprietary nature of such property.

Section 3.4.  Non-Competition.  Employee reaffirms the non-competition obligations as set forth in paragraph 6.1 of the Executive Employment Agreement dated July 1, 2010.  Employee agrees that for a period of one (1) year following the separation from employment, Employee will not directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company’s business as conducted during the term of the Agreement or as of the date of such separation from employment, or with any part of the Company’s contemplated business with respect to which Employee has Confidential Information.  For purposes of this clause (a), “shareholder” shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.

Section 3.5.  Cooperation and Assistance in 2011.  Employee agrees to provide the Company and its agents and attorneys reasonable cooperation and assistance relating to Company matters during 2011, including but not limited to transitions with customers and sales functions, the filing of reports with the Securities and Exchange Commission, assistance with litigation matters or other investigations, and other matters reasonably requested by the Company.

Section 3.6.  Breach of Agreement.  In the event of an actual or threatened breach of the provisions of paragraphs 3.4 and 3.5 of this Agreement by Employee, Employee acknowledges the Company will suffer irreparable injury and, as a consequence, the Company shall be entitled to apply to any court of competent jurisdiction for specific performance and/or injunctive relief, in addition to any other remedies available to the Company in law or in equity, to enforce or prevent any violations of said provisions.  The Company may pursue any remedies available to it on account of a breach or threatened breach of paragraphs 3.4 and 3.5 of this Agreement, including the recovery of costs and reasonable attorney’s fees incurred by the Company in enforcing its rights.  If at the time of an enforcement action hereunder a court shall hold the duration, scope or area of restriction stated herein is unreasonable under the circumstances then existing, the Company and Employee hereby agree that the maximum restriction reasonable under the circumstances then existing shall be substituted for the stated duration, scope or area.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1.  Entire Agreement.  This Agreement and any qualified employee benefit plans sponsored by the Company in which Employee is a participant are intended to define the full extent of the legally enforceable undertakings of the parties, and no promises or representations, written or oral, that are not set forth explicitly in this Agreement or any qualified employee benefit plans sponsored by the Company in which Employee is a participant are intended by either party to be legally binding. Except as expressly provided herein, all other agreements and understandings between the parties, including the Executive Employment Agreement dated July 1, 2010, are hereby cancelled, terminated, and superseded.

Section 4.2.  Warranty/Representation.  Employee and the Company each warrant and represent that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that each has the sole right to execute this Agreement.

Section 4.3.  Invalidity.  The parties to this Agreement agree that the invalidity or unenforceability of any one (1) provision or part of this Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.

Section 4.4.  Resignation as Officer and Director.  By way of his execution of this Agreement, unless further action on his part is necessary or advisable (in which case Employee hereby agrees to take such action at the Company’s expense), Employee resigns as an officer and director of the Company and, to the extent applicable, as an officer and/or director of each of its related/affiliated business entities, including but not limited to Cycle Country Accessories, Corp.

Section 4.5.  No Assignment.  This Agreement is personal in nature and shall not be assigned by Employee.  All payments and benefits provided Employee herein shall be made to his estate in the event of his death prior to his receipt thereof.

Section 4.6.  Originals.  Two (2) copies of this Agreement shall be executed as “originals” so that both Employee and the Company may possess an “original” fully executed document.  The parties hereto expressly agree and recognize that each of these fully executed

“originals” shall be binding and enforceable as an original document representing the agreements set forth herein.

Section 4.7.  Governing Law.  This Agreement shall be governed under the laws of the State of Iowa.

Section 4.8.  Effective Date.  This Agreement shall become effective only upon (a) execution of this Agreement by Employee after the expiration of the twenty-one (21) day consideration period described in Section 2.4 of this Agreement, unless such consideration period is shortened as provided by law; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Employee described in Section 2.5 of this Agreement.

Section 4.9.  Compliance with Code Section 409A.  It is the intention and purpose of the Company that this Agreement shall be, at all relevant times, in compliance with (or exempt from) Code Section 409A and all other applicable laws, and this Agreement shall be so interpreted and administered.  The Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A and such other laws.  In no event, however, shall this Section 4.9 or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement and the Company shall have no responsibility for tax or legal consequences to Employee (or his beneficiary) resulting from the terms or operation of this Agreement.

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CAUTION TO EMPLOYEE: READ BEFORE SIGNING.  THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY ENTITIES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

IN WITNESS WHEREOF, Employee and the Company agree as set forth above:

Jeffrey M. Tetzlaff

Dated Effective: December 31 2010.
Jeffrey M. Tetzlaff

CYCLE COUNTRY ACCESSORIES CORP.

Dated Effective: December 31, 2010.	By
Its